Exhibit 10.1

Financial Advisory Agreement


                          FINANCIAL ADVISORY AGREEMENT

     THIS FINANCIAL ADVISORY AGREEMENT ("Agreement") is made and entered into on this the 17th day of November, 2004, by and between HFG INTERNATIONAL, LIMITED, a Hong Kong corporation ("HFG"), and China Tailong Holdings Co., Ltd, a company organized under the laws of The People's Republic of China (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to engage HFG to provide certain financial advisory and consulting services as specifically enumerated below commencing as of the date hereof, and HFG is willing to be so engaged;

     NOW, THEREFORE, for and in consideration of the covenants set forth herein and the mutual benefits to be gained by the parties hereto, and other good and valuable consideration, the receipt and adequacy of which are now and forever acknowledged and confessed, the parties hereto hereby agree and intend to be legally bound as follows:

1. Retention. As of the date hereof, HFG hereby agrees to be retained by the Company as its exclusive financial advisor for the transactions contemplated herein. In its capacity as a financial advisor to the Company, HFG will:

A. Restructuring and Going Public Transaction.
(i) consult on the development and implementation of a restructuring plan (the "Restructuring") resulting in an organizational structure that will allow the Company to complete the Going Public Transaction, as hereinafter defined; and
(ii) be required to provide the Company with access to a public shell corporation (the "Public Company") that is domiciled in the United States of America, obligated to file periodic reports with the U.S. Securities and Exchange Commission and whose shares are quoted on the Over-the-Counter Bulletin Board exchange with which it can consummate a merger or exchange transaction (a "Going Public Transaction") resulting in the current stockholders of the Company acquiring control of 90% (the "Control Percentage") of the issued and outstanding common stock of the Public Company following consummation of the Going Public Transaction, leaving 10% of the issued and outstanding common stock of the Public Company to be held by persons other than the current stockholders of the Company. The Company acknowledges that the Control Percentage shall be subject to a proportionate adjustment in the event the Company does not report net income of at least $3.7 million (the `Net Income Threshold") in its audited financial statements for fiscal 2004. The proportionate adjustment will be calculated by multiplying the percentage by which the company misses its number (the "Shortfall Percentage") by 10%. So for example if the company's actual fiscal 2005 net income is $2.96 million. It means that it missed its Net Income threshold by 20%, therefore the total proportionate adjustment of 12% would go to persons other than the current stockholders of the Company. This adjustment must be executed within 30 of the date when fiscal 2005 numbers are reported.

B. Post Transaction Period

Upon consummation of the Going Public Transaction, HFG agrees to:

(i) coordinate and supervise a training program for the purpose of facilitating new management's operation of the Public Company, which shall include instruction on (a) basic knowledge of U.S. capital markets; (b) corporate governance; (c) risk management associated with operating a public company; and (d) US GAAP compliance and internal controls and procedures;
(ii) assist in  developing  and  implementing  the  Public  Company's  financial relations program, which shall include (a) establishing a program for communicating with brokerage professionals, investment bankers and market makers; (b) creating a complete investor relations strategy to be implemented in English and Chinese; and (c) assisting in the preparation and dissemination of press releases;
(iii)at the appropriate time, provide assistance and guidance in the preparation and assembly of application materials for the listing of the Public Company's common stock on a national exchange or quotation medium that may include the American Stock Exchange or the NASDAQ Stock Market;
(iv) to assist the Company and or the Public Company in any future efforts to raise additional capital, with the specific terms of such assistance to be identified in a definitive agreement prior to HFG undertaking any action in connection with a capital raising effort; and
(v) provide the Public Company with such additional financial advisory services as may be agreed upon by the parties, to the extent HFG has the expertise or legal right to render such services.

2. Authorization. Subject to the terms and conditions of this Agreement, the Company hereby appoints HFG to act on a best efforts basis as its exclusive consultant during the Authorization Period (as hereinafter defined).
     In addition, except in the event of an act constituting either (a) willful intent to undermine the success of the Restructuring or the Going Public Transaction or (b) gross negligence on the part of HFG, the Company agrees that it will not hold HFG liable or responsible in the event that either the Restructuring or the Going Public Transaction is not consummated.

3. Authorization Period. HFG's engagement hereunder shall become effective on the date hereof (the "Effective Date") and will automatically terminate (the "Termination Date"), except as otherwise provided for in Section 4 below, on the first to occur of the following: (a) the Company's breach of one of the covenants set forth in Section 4 hereof, (b) immediately upon the determination that the either the Restructuring or the Going Public Transaction can not be consummated because of a due diligence issue regarding the Company, including, but not limited to, the Company's inability to provide audited financial statements in accordance with U.S. GAAP, that can not be cured to the satisfaction of HFG or (c) the earlier of the date the Public Company's securities are listed on either the AMEX or NASDAQ or 12 months from the closing date of the Going Public Transaction. This Agreement may be extended beyond the Termination Date if both parties mutually agree in writing.

4. Professionals and Fees. It is expressly acknowledged by the Company that HFG shall not render legal or accounting advice in connection with the services to be provided herein, and that it shall be the sole responsibility of the Company to (a) solicit appropriate legal and accounting professionals to effect the transactions contemplated herein and (b) pay all related legal and accounting fees incurred by either the Company or the post- Restructuring entity attributable to both the Restructuring and the Going Public Transaction. HFG shall not be responsible for the payment of any professional or other fees incurred by the Public Company following the closing of the Going Public Transaction. HFG shall introduce the Company to audit firms and legal counsel who are capable of assisting the Company in completing the Going Public Transaction.

For its services to be performed hereunder, HFG shall be entitled to fee compensation of 450,000 U.S. (the "Fee") to be paid in accordance with the provisions of this Section 4. Within 5 days of the execution of this Agreement the Company shall pay to HFG the amount of $100,000 U.S. Upon closing of the Going Public transaction the Company shall pay to HFG the amount of $350,000 in satisfaction of the balance of the Fee.

     The Company also agrees to reimburse HFG for all the domestic and international travel and accommodation expenses incurred during the term of this Agreement. HFG will claim all the reasonable expenses with attachment of supporting legal documents. The amount of the expense will not be more than 20,000 USD and HFG shall burden the additional expense other than 20,000USD itself.

5. Representations and Covenants. The Company and HFG represent and covenant as follows:

          (a) The Company shall make available to HFG and/or shall agree to have professionally prepared all financial statements, legal documents, projections, appraisals, performance summaries and other information which in HFG's reasonable judgment shall be necessary or appropriate for the respective Transactions contemplated hereby;
          (b) The Company represents, warrants and agrees that, except as required by law or legal process it will keep confidential, and will not disclose to any third party (other than the Company's representatives, attorneys, accountants and advisors), (i) the amount of any fees and expenses contemplated by the Agreement and (ii) the advice rendered by HFG whether formal or informal;
          (c) The Company hereby grants to HFG, during the term of this Agreement and for a period of 24 months thereafter, the right of first refusal to complete any financing transaction on behalf of the Company or the Public Company that may be undertaken by any third party pursuant a written term sheet delivered by said third party to the Company or the Public Company. In the event that such a financing opportunity is presented to HFG, HFG shall have 10 days to advise the Company or the Public Company of its desire to undertake the financing and the time specified in the actual term sheet to complete same; and

6. Indemnification. The parties hereto mutually agree to indemnify each other to the extent provided for in this paragraph. In the absence of gross negligence or willful misconduct on the part of a party to this Agreement, neither party shall be liable to the other, or to their respective officers, directors, employees, shareholders or creditors, for any act or omission in the course of satisfying or in connection with the performance of their respective obligations under this Agreement. In those cases where gross negligence or willful misconduct is alleged and proven, the parties agree to defend, indemnify and hold each other harmless from and against any and all reasonable costs, expenses and liabilities (including, but not limited to, attorneys' fees paid in the defense of the interests of the party seeking indemnification) which may in any way result from the acts or actions performed by the parties in satisfaction of their obligations under this Agreement.

7. Governing Law. This Agreement shall be governed by the laws of the Peoples Republic of China and any dispute arising hereunder shall be submitted for binding arbitration to the China Foreign Trade Commission Arbitration Committee.

     It is understood that this Agreement will be prepared and executed in both the English and Chinese languages, with both versions having legal efficacy. If a dispute arises as to the interpretation of a particular provision of this Agreement because of differences between the Chinese and English languages, the dispute shall be resolved in accordance with the provisions of the preceding paragraph of this Section 7.



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                HFG:

                                                HFG International, Limited



                                                 By: /s/ Timothy P. Halter
                                                 -------------------------------
                                                 Timothy P. Halter,
                                                 Its:President

                                                 The Company:

                                                 China TaiLong Holdings Co., Ltd



                                                 By: /s/Chang Yu
                                                 -------------------------------
                                                 Chang Yu
                                                 Its:President

                             Financial Advisory Agreement

     WHEREAS, this Agreement is supplemental to an agreement dated 17th Nov, 2004 between HFG INTERNATIONAL, LIMITED, a Hong Kong corporation ("HFG"), and China Tailong Holdings Co., Ltd, a company organized under the laws of The People's Republic of China (the "Company") to the Agreement ("FAA").

     "The $100,000 payment shall be returned to the Company in the event the audit firm that is engaged by the Company determines that the Company's financial statements can not be audited in conformity with U.S. GAAP for purposes of completing the Going Public Transaction.

     But if it is determined that such audited financial statements can be prepared or are prepared but the Company elects not to go forward with the Going Public Transaction, the $ 100,000 shall not be refundable to the Company.

     This supplemental agreement and Financial Advisory Agreement have the same legal efficacy.





                                                 HFG:

                                                 HFG International, Limited



                                                 By: /s/ Timothy P. Halter
                                                 -------------------------------
                                                 Timothy P. Halter,
                                                 Its:President
                                                 The Company:

                                                 China TaiLong Holdings Co., Ltd



                                                 By: /s/ Chang Yu
                                                 -------------------------------
                                                 Name: Chang Yu
                                                 Its: President

                               FIRST AMENDMENT TO
                          FINANCIAL ADVISORY AGREEMENT

     THIS FIRST AMENDMENT TO FINANCIAL ADVISORY AGREEMENT ("Agreement") is made and entered into on this the 23rd day of December, 2004, by and between HFG INTERNATIONAL, LIMITED, a Hong Kong corporation ("HFG"), and China Tailong Holdings Co., Ltd., a company organized under the laws of The People's Republic of China (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the parties entered into that certain Financial Advisory Agreement (the "FAA") on or about November 17, 2004 and that certain Supplement to Financial Advisory Agreement (the "Supplement") also on November 17, 2004;

     WHEREAS, the parties desire to amend and restate certain provisions of the FAA as set forth below;

     WHEREAS, unless otherwise modified hereby, all terms and conditions of the FAA and the Supplement shall remain in full force and effect; and

     WHEREAS, all defined terms used herein shall have the meaning set forth in either the FAA or the Supplement unless otherwise defined herein.

     NOW, THEREFORE, for and in consideration of the covenants set forth herein and the mutual benefits to be gained by the parties hereto, and other good and valuable consideration, the receipt and adequacy of which are now and forever acknowledged and confessed, the parties hereto hereby agree and intend to be legally bound as follows:

     1. First Amendment and Restatement. (a) Paragraph A.(ii) of Section 1. of the FAA is herby amended and restated in its entirety as follows:

     "be required to provide the Company with access to a public shell corporation (the "Public Company") that is domiciled in the United States of America, obligated to file periodic reports with the U.S. Securities and Exchange Commission and whose shares are quoted on the Over-the-Counter Bulletin Board exchange with which it can consummate a merger or exchange transaction (a "Going Public Transaction") resulting in the current stockholders of the Company acquiring control of 90% (the "Control Percentage") of the issued and outstanding common stock of the Public Company following consummation of the Going Public Transaction, leaving 10% of the issued and outstanding common stock of the Public Company to be held by persons other than the current stockholders of the Company. The Company acknowledges that the Control Percentage shall be subject to a proportionate adjustment in the event the Company does not report net income of at least $3.33 million (the `Net Income Threshold") in its audited financial statements for fiscal 2004. The proportionate adjustment will be calculated by multiplying the percentage by which the Company misses its number (the "Shortfall Percentage") by 10%. So for example if the Company's actual fiscal 2004 net income is $2.66 million. It means that it missed its Net Income threshold by 20%, therefore the total proportionate adjustment of 12% would go to persons other than the current stockholders of the Company. This adjustment must be executed within 30 of the date when fiscal 2004 numbers are reported."

     2. Second Amendment and Restatement. The second paragraph of Section 4. Professionals and Fees. of the FAA is hereby amended and restated in its entirety as follows:

"For its services to be performed hereunder, HFG shall be entitled to fee compensation of $640,000 U.S. (the "Fee") to be paid in accordance with the provisions of this Section 4. Within 5 days of the execution of this Agreement, the Company shall pay to HFG the amount of $100,000 U.S. Upon the closing of the Going Public Transaction, the Company shall pay to HFG the amount of $540,000 U.S. in satisfaction of the balance of the Fee."

     3. Governing Law. This Agreement shall be governed by the laws of the Peoples Republic of China and any dispute arising hereunder shall be submitted for binding arbitration to the Chinese International Economic and Trade Arbitration Commission.

     It is understood that this Agreement will be prepared and executed in both the English and Chinese languages, with both versions having legal efficacy. If a dispute arises as to the interpretation of a particular provision of this Agreement because of differences between the Chinese and English languages, the dispute shall be resolved in accordance with the provisions of the preceding paragraph of this Section 3.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                HFG:

                                                HFG International, Limited


                                                By: Timothy P. Halter
                                                --------------------------------
                                                Timothy P. Halter, President

                                                Company:

                                                China Tailong Holdings Co., Ltd.


                                                By: /s/Chang Yu
                                                --------------------------------
                                                Name: Chang Yu